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                          CERTIFICATE OF INCORPORATION

                                       OF

                        CERTIFIED DIABETIC SERVICES, INC.

                  THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

                  FIRST:   The name of this Corporation shall be:

                        CERTIFIED DIABETIC SERVICES, INC.

                  SECOND: The registered office of the Corporation is to be located at 9 East Loockerman Street, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares of common stock, par value $.01 per share, which shall be documented fully paid and non-assessable.

                  FIFTH: The name and mailing address of the incorporator is:
Thomas P. Orfanos, c/o Bryan Cave LLP, 245 Park Avenue, New York 10167-0034.

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: The power to adopt, alter, amend or repeal by-laws shall be vested in the Board of Directors and Stockholders.

                  EIGHTH: This Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation, or any amendment to it.

                  I, the undersigned, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 29th day of May, 1997.

                                                    /s/ Thomas P. Orfanos
                                                -------------------------------
                                                Thomas P. Orfanos, Incorporator
                                                c/o Bryan Cave LLP
                                                245 Park Avenue
                                                New York, New York 10167-0034